Exhibit 16.1

March 14, 2018

U.S. Securities and Exchange Commission	Grant Thornton LLP
Office of the Chief Accountant	520 Pike Street, Suite 2800
100 F Street, NE	Seattle, WA 98101
Washington, DC 20549
T 206.623.1121
F 206.374.2906
www.GrantThornton.com

Re:  GCI, LLC

File No. 0-05890

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GCI, LLC dated March 14, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd